SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The combined annual meeting of the stockholders of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, High Yield Series and Capital Preservation Series of Security Income Fund, Security Municipal Bond Fund and Security Cash Fund, Kansas corporations, was held October 29, 1999.

The following matters were voted upon:

*  To amend the Fund's fundamental investment limitation concerning borrowing.

                            Votes For         833,701
                            Votes Against     224,722

* To amend the fund's fundamental investment limitation concerning senior securities.

                            Votes For         894,738
                            Votes Against     163,685

* To eliminate the Fund's fundamental investment limitation concerning margin purchases of securities and short sales.

                            Votes For         799,173
                            Votes Against     259,250

*  To amend the Fund's fundamental investment limitation concerning lending.

                            Votes For         885,062
                            Votes Against     173,361

* To amend the Fund's fundamental investment limitation concerning buying or selling real estate, commodities, commodities futures contracts or interests in oil, gas or other mineral exploration or development programs.

                            Votes For         805,799
                            Votes Against     252,624

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in other investment companies.

                            Votes For         843,617
                            Votes Against     214,806

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   pledging, mortgaging or hypothecating its assets.

                            Votes For         831,800
                            Votes Against     226,623

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in puts and calls.

                            Votes For         831,800
                            Votes Against     226,623

* To eliminate the Fund's fundamental investment limitation concerning illiquid and restricted securities.

                            Votes For         831,800
                            Votes Against     226,623